Exhibit 99.2
™Trademark of Trinseo PLC or its affiliates 1 Second Quarter 2023 Financial Results & Full-Year Outlook August 3, 2023

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Andy Myers, Director of Investor Relations Disclosure Rules This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," “believe,” "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully investigate and remediate chemical releases on or from our sites, make related capital expenditures, reimburse third-party cleanup costs or settle potential regulatory penalties or other claims; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; increased energy costs; our ability to successfully generate cost savings and increase profitability through asset restructuring initiatives; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q2 2023 Results • Net loss from continuing operations of $349 million and Adjusted EBITDA* of $57 million; net loss included a non-cash goodwill impairment of $349 million • Results included pre-tax impacts of $16 million for unfavorable net timing, $12 million for natural gas hedge losses and $4 million for manufacturing cost under absorption • Sequential Adjusted EBITDA* improvement from lower natural gas hedge loss, lower fixed cost under absorption and lower raw material and Corporate costs * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Q2 cash provided by operations of $57 million led to Free Cash Flow* of $43 million – included a working capital release of $52 million including from inventory reduction initiatives • Q2 ending cash balance of $270 million with $236 million of additional available liquidity under two undrawn, committed financing facilities 2023 Outlook • Net loss from continuing operations of approximately $460 million and Adjusted EBITDA* of approximately $215 million • Cash from ops of approximately $190 million and Free Cash Flow* of approximately $100 million • Expect no demand improvement through the end of the year Key Initiatives • Restructuring actions, including the potential closure of the Terneuzen, the Netherlands styrene plant, combined with lower natural gas hedge losses expected to result in sequential profitability improvement of more than $100 million in 2024 • Continued focus on growth programs including material substitution applications and sustainable products containing recycled or bio-based materials • Refinancing near-term debt maturities, which is expected to occur in the third quarter

4 • Reduced Scope 1 greenhouse gas emissions by 33%, with an overall reduction of GHG emissions by 24% due to employee-led projects • Developed Scope 3 management strategy and calculated baseline data • Generated 22% of electricity from non-fossil fuel sources • Decreased freshwater intake by 10% • Reduced injury rate to 0.25 in 2022—13x less than the manufacturing industry average • Increased sales of sustainably advantaged products by 11% • Completed the acquisition of Heathland B.V. • Welcomed first Chief Technology Officer and Director of Diversity, Equity & Inclusion, Culture, and Talent • Certified two sites for ISCC+ mass balance, bringing total to 10 sites as of April 2023 • Achieved a "B" in 2022 CDP score for Climate Change • Aligned Sustainability Report to the GRI 2021 Universal Standards and other frameworks Sustainability Highlights

5 Q2 2023 Sales and Volume Summary Net sales in $millions Volume variances exclude Feedstocks segment Europe • Year-over-year decrease in building & construction and durables • Small sequential decrease in Polystyrene and automotive applications U.S. • Lower year-over-year demand and destocking in building & construction and consumer durables with growth in automotive as production constraints ease • Sequential increase from CASE and PMMA Resins Asia • Lower year-over-year demand for consumer electronics and durables as well as Latex in paper & board applications Europe 513 U.S. 245 Asia-Pacific 171 Rest of World 33 Net Sales Global $963 Sales Volume YoY: (14%) Sales Volume YoY: (13%) Sales Volume YoY: (12%) Sales Volume YoY: (23%)

6 Engineered Materials Profile Low Differentiation High Differentiation Profitability Impacts MMA (with Ammonium Sulfate as a byproduct) PMMA Cast Sheets PMMA Extruded Sheets PMMA Resins PMMA Continuous Sheets Rigid Compounds (PC/ABS) TPEs Critical Success Factors Cost position; asset utilization; ammonium sulfate credit Customer service level and product line breadth Innovation and customer intimacy Customer Complexity Low High High Technology Complexity Low Medium High Current Profitability Negative; unit margins and volumes significantly below historical levels Negative; volumes significantly impacted by lower cost Asian imports Positive; unit margins consistent with historical level, volumes lower with market Future Profitability May not return to prior levels but working to improve Expected to return to prior levels as demand returns and due to optimization of Europe PMMA sheet network

7 Trinseo Q2 2023 Financial Results* $963 ($349) $1,426 $37 Net Sales Net Income Net Sales & Net Income ($MM) Q2'23 Q2'22 ($9.93) ($1.92) $1.00 $1.79 Diluted EPS Adj EPS** EPS ($) Q2'23 Q2'22 $57 $164 Q2'23 Q2'22 Adjusted EBITDA** ($MM) Vol Price FX Total (16%) (17%) 0% (32%) Net Sales • Volumes and margins declined from prior year from general market weakness; unfavorable year-over-year net timing variance of $48 million • Q2 results included unfavorable pre-tax impacts of $16 million for net timing, $12 million for natural gas hedge losses and $4 million for manufacturing cost under absorption related to inventory reduction initiatives • Volumes and margins declined from prior year from general market weakness; unfavorable year-over-year net timing variance of $48 million • Q2 results included unfavorable pre-tax impacts of $16 million for net timing, $12 million for natural gas hedge losses and $4 million for manufacturing cost under absorption related to inventory reduction initiatives *From continuing operations; ** See Appendix for a reconciliation of non-GAAP measures

8 Engineered Materials • Lower volume and margin from weak demand, particularly in consumer electronics, building & construction and wellness applications • Results included unfavorable impacts of $9 million from net timing and $6 million from natural gas hedging • Lower volume and margin from weak demand, particularly in consumer electronics, building & construction and wellness applications • Results included unfavorable impacts of $9 million from net timing and $6 million from natural gas hedging $206 $301 Q2'23 Q2'22 Net Sales ($MM) Vol Price FX Total (18%) (13%) 0% (32%) $12 $34 Q2'23 Q2'22 Adjusted EBITDA ($MM) 50 60 Q2'23 Q2'22 Volume (kt)

9 • Lower year-over-year volumes in all regions and applications from customer destocking and lower structural demand; volume impacts largely offset by pricing initiatives • Similar sequential performance • CASE volumes declined by 7% versus prior year from lower demand in building & construction applications; net sales from CASE represented a record-high level of segment sales during Q2 • Lower year-over-year volumes in all regions and applications from customer destocking and lower structural demand; volume impacts largely offset by pricing initiatives • Similar sequential performance • CASE volumes declined by 7% versus prior year from lower demand in building & construction applications; net sales from CASE represented a record-high level of segment sales during Q2 Latex Binders $254 $354 Q2'23 Q2'22 Net Sales ($MM) $25 $29 Q2'23 Q2'22 Adjusted EBITDA ($MM) 117 138 Q2'23 Q2'22 Volume (kt) Vol Price FX Total (17%) (12%) 0% (28%)

10 Plastics Solutions • Year-over-year volume and margin decline due to lower demand in building & construction and consumer durables applications with similar sequential performance • $11 million negative net timing variance versus prior year • Year-over-year volume and margin decline due to lower demand in building & construction and consumer durables applications with similar sequential performance • $11 million negative net timing variance versus prior year $272 $362 Q2'23 Q2'22 Net Sales ($MM) $25 $46 Q2'23 Q2'22 Adjusted EBITDA ($MM) 105 120 Q2'23 Q2'22 Volume (kt) Vol Price FX Total (11%) (14%) 0% (25%)

11 Polystyrene • Demand levels remain lower from softness in building & construction and appliance applications • Sequential performance decline from lower volume in Asia, net timing as well as fixed cost under absorption in Q2 • 19% year-over-year increase in sales volume of recycled-content-containing polystyrene with a significant margin premium • Demand levels remain lower from softness in building & construction and appliance applications • Sequential performance decline from lower volume in Asia, net timing as well as fixed cost under absorption in Q2 • 19% year-over-year increase in sales volume of recycled-content-containing polystyrene with a significant margin premium $193 $312 Q2'23 Q2'22 Net Sales ($MM) $6 $23 Q2'23 Q2'22 Adjusted EBITDA ($MM) 122 141 Q2'23 Q2'22 Volume (kt) Vol Price FX Total (14%) (25%) 0% (38%)

12 $13 $39 Q2'23 Q2'22 Adjusted EBITDA ($MM) Feedstocks & Americas Styrenics FEEDSTOCKS AMERICAS STYRENICS • Styrene production margins remain challenged globally • Terneuzen styrene plant not currently operating; entered into discussions with the works council regarding the potential closure of this plant • Styrene production margins remain challenged globally • Terneuzen styrene plant not currently operating; entered into discussions with the works council regarding the potential closure of this plant • Lower styrene margin partially offset by higher polystyrene margin ($7) $14 Q2'23 Q2'22 Adjusted EBITDA ($MM)

13 $660 $500 $734 $447 2023 2024 Term Loan 2025 Senior Notes 2026 2027 2028 Term Loan 2029 Senior Notes September September Debt and Liquidity Overview (as of June 30, 2023) Debt Maturity Schedule ($millions) May April Cash and Borrowing Facilities ($millions)* $270 $139 $97 Revolving Credit Facility AR Securitization Cash On Hand $506MM Combined Cash and Availability under Committed Facilities *2026 Revolving Credit Facility available funds of $97.4 million (net of $15.1 million outstanding letters of credit), as well as the Accounts Receivable Securitization Facility with borrowing capacity of $139.0 million.

14 Q3 and FY 2023 Earnings Guidance *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated August 3, 2023 Full Year 2023 Net loss from continuing operations of approximately $460 million and Adjusted EBITDA* of approximately $215 million • Includes $18 million of Q2 YTD unfavorable net timing • Below prior outlook due to weaker market conditions in the second half of the year leading to lower margin in Feedstocks, Engineered Materials and Polystyrene, plus lower Q2 performance • Guidance implies average Adjusted EBITDA of approximately $60 million from Q2 through Q4 Q3 2023 Lower sequential profitability excluding net timing from margin compression in Feedstocks, including impacts from the Terneuzen styrene outage, and Engineered Materials

15 FY 2023 Cash Flow Guidance *See Appendix for a reconciliation of non-GAAP measures Cash from Operations of approximately $190 million and Free Cash Flow* of approximately $100 million • Capital Expenditures: $90 million • Cash Interest: $155 million • Cash Taxes: $30 million • Restructuring: $40 million • Turnarounds: $10 million • Working capital release of ~$200 million

16 Appendix

17 (in $millions, unless noted) Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 2020 2021 2022 Engineered Materials 12 10 13 16 16 43 53 58 60 60 50 41 46 50 51 170 212 Latex Binders 135 115 133 131 137 139 141 135 132 138 132 117 112 117 514 553 520 Plastics Solutions 131 101 139 140 143 142 135 128 134 120 100 102 109 105 511 548 457 Polystyrene 152 171 163 160 163 150 154 145 165 141 124 134 129 122 645 612 564 Feedstocks 72 50 59 66 65 54 49 55 46 54 37 24 38 36 247 223 162 Trade Volume (kt) 502 447 507 513 525 528 532 521 539 514 444 418 434 429 1,968 2,106 1,915 Engineered Materials 48 38 50 60 66 181 231 277 295 301 243 205 206 206 195 755 1,044 Latex Binders 219 165 183 200 251 311 316 306 307 354 341 255 248 254 767 1,183 1,256 Plastics Solutions 257 151 240 269 329 397 393 379 396 362 293 271 290 272 918 1,498 1,323 Polystyrene 183 156 167 193 267 313 275 264 318 312 248 216 209 193 699 1,119 1,093 Feedstocks 56 24 39 47 73 71 55 73 70 97 53 28 43 37 166 272 249 Net Sales 763 534 679 768 986 1,274 1,269 1,298 1,387 1,426 1,178 975 996 963 2,745 4,827 4,966 Engineered Materials 8 5 9 12 8 28 33 26 35 34 8 (5) (12) 12 35 95 72 Latex Binders 21 16 19 21 17 32 37 20 30 29 31 20 26 25 77 106 111 Plastics Solutions 27 (12) 40 50 65 82 88 79 69 46 (15) (9) 26 25 106 314 91 Polystyrene 11 15 20 33 47 51 51 33 45 23 19 12 16 6 79 183 99 Feedstocks (17) (4) 10 14 46 40 (28) (25) 4 14 (78) (16) (11) (7) 3 34 (75) Americas Styrenics 10 14 18 25 23 30 17 22 22 39 23 18 18 13 67 93 102 Corporate (22) (17) (16) (26) (22) (24) (25) (24) (27) (21) (24) (16) (26) (17) (82) (96) (88) Adjusted EBITDA* 38 17 101 130 184 239 173 133 178 164 (37) 6 36 57 285 729 312 Adj EBITDA Variance Analysis Net Timing** Impacts - Fav/(Unfav) Engineered Materials (0) (1) 0 1 1 1 (0) 0 (0) 0 (1) (3) (7) (9) 0 2 (3) Latex Binders (3) (2) (1) 0 (16) 3 2 (2) 3 (3) 7 (1) (0) (0) (5) (13) 6 Plastics Solutions (1) (15) 2 3 5 (1) (1) 8 11 10 (1) (2) (2) (1) (11) 11 17 Polystyrene (4) (3) 1 6 5 1 0 1 5 7 (6) (4) 1 (2) (1) 6 1 Feedstocks (7) (8) 2 15 14 0 (2) 1 13 19 (23) (8) 6 (4) 1 13 1 Net Timing** Impacts - Fav/(Unfav) (15) (28) 3 25 8 5 (1) 7 32 33 (24) (19) (2) (16) (16) 19 21 *See this Appendix for a reconciliation of non-GAAP measures **Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price. Selected Segment Information

US GAAP to Non-GAAP Reconciliation

TRINSEO.

(in $millions, unless noted)	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	2020	2021	2022
Net Income (Loss)	(36.3)	(128.4)	105.8	66.7	71.5	151.6	93.1	123.8	16.7	37.4	(119.8)	(365.3)	(48.9)	(349.0)	7.9	440.0	(430.9)
Net Income (Loss) from discontinued operations	33.1	(154.2)	65.6	0.5	5.7	18.6	13.7	122.4	(0.4)	0.3	(1.9)	(1.0)	-	-	(54.8)	160.4	(2.9)
Net Income (Loss) from continuing operations	(69.4)	25.8	40.2	66.2	65.8	133.0	79.4	1.4	17.1	37.1	(117.9)	(364.3)	(48.9)	(349.0)	62.7	279.6	(428.0)
Interest expense, net	10.3	11.7	10.0	11.6	12.0	21.6	23.0	22.8	21.9	25.4	30.4	35.3	38.3	40.2	43.6	79.4	112.9
Provision for (benefit from) income taxes	42.3	(53.0)	26.9	26.5	20.1	23.3	5.5	22.0	22.6	30.8	(12.1)	(83.0)	(16.7)	(25.1)	42.7	70.9	(41.6)
Depreciation and amortization	24.2	24.3	21.2	22.8	23.1	38.1	49.8	56.4	53.0	48.1	45.9	89.8	56.0	52.5	92.6	167.5	236.9
EBITDA	7.4	8.8	98.3	127.1	121.0	216.0	157.7	102.6	114.6	141.4	(53.7)	(322.2)	28.7	(281.4)	241.6	597.4	(119.8)
Other items	18.7	3.0	2.6	1.2	2.1	4.8	0.7	12.0	23.4	22.1	14.8	11.0	3.6	2.6	25.5	19.5	71.2
Restructuring and other charges	1.8	5.4	(0.1)	(1.5)	0.3	6.3	0.2	2.2	0.4	(1.5)	-	17.0	3.7	1.5	5.6	9.0	15.9
Net gain on disposition of businesses and assets	(0.4)	-	-	-	(0.2)	-	-	(0.4)	(0.3)	(1.5)	-	-	-	(16.3)	(0.4)	(0.6)	(1.8)
Acquisition transaction and integration net costs	0.1	(0.4)	-	9.4	6.0	43.2	13.6	12.5	3.2	2.7	0.4	0.4	-	0.1	9.1	75.3	6.6
Acquisition purchase price hedge loss (gain)	-	-	-	(7.3)	55.0	(33.0)	-	-	-	-	-	-	-	-	(7.3)	22.0	-
European Commission request for information	-	-	-	-	-	-	-	-	35.6	-	-	0.6	-	-	-	-	36.2
Goodwill impairment charges	-	-	-	-	-	-	-	-	-	-	-	297.1	-	349.0	-	-	297.1
Asset impairment charges or write-offs	10.3	-	-	0.7	-	1.8	1.2	3.8	0.7	1.3	1.9	2.4	0.3	1.3	11.0	6.8	6.3
Adjusted EBITDA	37.9	16.8	100.8	129.6	184.2	239.1	173.4	132.7	177.6	164.5	(36.6)	6.3	36.3	56.8	285.1	729.4	311.7
Adjusted EBITDA to Adjusted Net Income																	
Adjusted EBITDA	37.9	16.8	100.8	129.6	184.2	239.1	173.4	132.7	177.6	164.5	(36.6)	6.3	36.3	56.8	285.1	729.4	311.7
Interest expense, net	10.3	11.7	10.0	11.6	12.0	21.6	23.0	22.8	21.9	25.4	30.4	35.3	38.3	40.2	43.6	79.4	112.9
Provision for (benefit from) income taxes - Adjusted	47.6	(54.7)	26.8	25.3	26.1	33.5	24.7	24.4	25.6	25.7	(9.6)	(18.8)	(20.0)	34.8	44.9	108.7	22.8
Depreciation and amortization - Adjusted	23.0	23.0	21.2	22.8	23.0	37.4	46.1	52.9	50.9	47.2	45.1	49.9	53.3	49.5	90.1	159.3	193.1
Adjusted Net Income (Loss)	(43.0)	36.8	42.8	69.9	123.1	146.6	79.6	32.6	79.3	66.2	(102.5)	(60.1)	(35.3)	(67.7)	106.5	382.0	(17.1)
Wtd Avg Shares - Diluted (000)	*38,632*	*38,289*	*38,421*	*38,954*	*39,479*	*39,647*	*39,517*	*39,483*	*38,139*	*36,996*	*35,176*	*34,974*	*35,032*	*35,153*	*38,581*	*39,573*	*35,941*
Adjusted EPS - Diluted ($)	*(1.11)*	*0.96*	*1.11*	*1.79*	*3.12*	*3.70*	*2.01*	*0.83*	*2.08*	*1.79*	*(2.91)*	*(1.72)*	*(1.01)*	*(1.92)*	*2.76*	*9.65*	*(0.48)*
Adjustments by Statement of Operations Caption																	
Cost of sales	-	-	-	-	-	*10.1*	*3.5*	*3.5*	-	-	-	-	-	*1.2*	*0.0*	*17.1*	*0.0*
SG&A	*20.6*	*8.4*	*1.5*	*9.7*	*8.4*	*39.7*	*13.5*	*23.2*	*27.0*	*22.9*	*16.0*	*28.4*	*7.3*	*(12.1)*	*40.2*	*84.8*	*94.3*
Impairment and other charges	*10.3*	-	-	*0.7*	-	*1.8*	*1.2*	*3.8*	*36.3*	*1.3*	*1.9*	*300.1*	*0.3*	*349.1*	*11.0*	*6.8*	*339.6*
Acquisition purchase price hedge (gain) loss	-	-	-	*(7.3)*	*55.0*	*(33.0)*	-	-	-	-	-	-	-	-	*(7.3)*	*22.0*	*0.0*
Other expense (income), net	*(0.4)*	*(0.4)*	*1.0*	*(0.6)*	*(0.2)*	*4.5*	*(2.5)*	*(0.4)*	*(0.3)*	*(1.1)*	*(0.8)*	-	-	-	*(0.4)*	*1.4*	*(2.2)*
Total EBITDA Adjustments	*30.5*	*8.0*	*2.5*	*2.5*	*63.2*	*23.1*	*15.7*	*30.1*	*63.0*	*23.1*	*17.1*	*328.5*	*7.6*	*338.2*	*43.5*	*132.1*	*431.7*
Free Cash Flow Reconciliation																	
Cash provided by (used in) operating activities	(5.8)	81.6	51.9	127.6	51.0	(21.0)	208.2	214.4	(5.0)	(83.0)	97.6	33.9	45.4	56.5	255.4	452.7	43.5
Capital expenditures	(24.3)	(23.8)	(12.7)	(21.4)	(12.6)	(19.7)	(35.7)	(55.4)	(24.8)	(31.5)	(38.5)	(54.2)	(21.8)	(13.8)	(82.3)	(123.5)	(149.0)
Free Cash Flow	(30.1)	57.8	39.2	106.2	38.4	(40.7)	172.5	159.0	(29.8)	(114.5)	59.1	(20.3)	23.6	42.7	173.1	329.2	(105.5)

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated August 3, 2023. Totals may not sum due to rounding.

18

19 US GAAP to Non-GAAP Reconciliation Profitability Outlook Year Ended (In $millions, unless noted) Dec 31, 2023 Adjusted EBITDA 215 Interest expense, net (155) Benefit from income taxes 32 Depreciation and amortization (206) Reconciling items to Adjusted EBITDA(1) (346) Net Income (loss) from continuing operations (460) Reconciling items to Adjusted Net Income (Loss) (1) 295 Adjusted Net Income (Loss) (165) Weighted avg shares - diluted (MM) 35.1 EPS - diluted ($) (13.09) Adjusted EPS ($) (4.70) Cash Outlook Year Ended Dec 31, 2023 Cash From Operations 190 Capital Expenditures (90) Free Cash Flow 100 (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. For potential reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) during 2023 are not reflected. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated August 3, 2023. Totals may not sum due to rounding.